Exhibit 99.1

Contacts

Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports First Quarter 2012 Financial Results

Oakland, CA — April 19, 2012 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the first quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was $27.1 million compared to $29.6 million for the first quarter of 2011 and $33.4 million for the fourth quarter of 2011. Net loss for the first quarter of 2012, calculated in accordance with generally accepted accounting principles (“GAAP”), was $3.4 million or $0.11 per share compared with a net loss of $2.4 million or $0.08 per share for the first quarter of 2011 and a net loss of $4.6 million or $0.15 per share for the fourth quarter of 2011. Adjusted earnings before stock-based compensation, interest, taxes, depreciation, and impairment of long-lived assets (“adjusted EBITDA”) was an adjusted EBITDA loss of $3.1 million for the first quarter of 2012, compared to an adjusted EBITDA loss of $1.8 million for the first quarter of 2011 and an adjusted EBITDA profit of $0.3 million for the fourth quarter of 2011.

“Although this quarter’s revenue was seasonally weak, there are several reasons for enthusiasm as we focus our efforts on 2012,” stated Mory Ejabat, Zhone’s chief executive officer. “We experienced a strong increase in orders during March and as a result, we exited the first quarter with better than expected backlog driving optimism for 2012 and a much stronger second quarter.”

Cash, cash equivalents and short-term investments at March 31, 2012 was $15.0 million compared to $18.2 million at December 31, 2011.

Zhone will conduct a conference call and audio webcast today, April 19, 2012, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2012 results. This call is open to the public by dialing +1 (866) 713-8564 for U.S. callers and +1 (617) 597-5312 for international callers and then entering passcode 36366758. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 99674359. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Loss.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2011. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Net revenue	$27,062	$33,432	$29,572
Cost of revenue	18,672	21,379	18,983
Stock-based compensation	10	11	10

Gross profit	8,380	12,042	10,579

Operating expenses:
Research and product development (1)	4,925	5,121	5,516
Sales and marketing (1)	4,715	5,847	5,494
General and administrative (1)	2,094	1,466	2,071
Impairment of long-lived assets	—	4,236

Total operating expenses	11,734	16,670	13,081

Operating income (loss)	(3,354)	(4,628)	(2,502)
Other expense, net	(27)	79	9

Loss before income taxes	(3,381)	(4,549)	(2,493)
Income tax provision (benefit)	33	93	(53)

Net loss	$(3,414)	$(4,642)	$(2,440)

Other comprehensive income (loss)	4	(3)	(10)

Comprehensive loss	$(3,410)	$(4,645)	$(2,450)

Weighted average shares outstanding
Basic	30,857	30,766	30,591
Diluted	30,857	30,766	30,591
Net loss per common share
Basic	$(0.11)	$(0.15)	$(0.08)
Diluted	$(0.11)	$(0.15)	$(0.08)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	44	55	47
Sales and marketing	35	71	52
General and administrative	80	79	122

	159	205	221
GAAP net loss	$(3,414)	$(4,642)	$(2,440)
Stock-based compensation	169	216	231
Interest expense	18	(66)	49
Income taxes	33	93	(53)
Depreciation	77	467	453
Impairment of long-lived assets	—	4,236	—

Non-GAAP Adjusted EBITDA (loss) profit	$(3,117)	$304	$(1,760)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$15,031	$18,190
Accounts receivable	23,695	31,598
Inventories	26,519	27,393
Prepaid expenses and other current assets	2,823	2,672

Total current assets	68,068	79,853
Property and equipment, net	624	608
Restricted cash	58	58
Other assets	213	213

Total assets	$68,963	$80,732

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,284	$11,797
Line of credit	10,000	15,000
Accrued and other liabilities	9,051	10,029

Total current liabilities	28,335	36,826
Other long-term liabilities	4,282	4,379

Total liabilities	32,617	41,205

Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	1,071,619	1,071,390
Other comprehensive income	241	237
Accumulated deficit	(1,035,545)	(1,032,131)

Total stockholders’ equity	36,346	39,527

Total liabilities and stockholders’ equity	$68,963	$80,732

5